UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2020

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)
California
(State or Other Jurisdiction of Incorporation)
001-36747	02-0692322
(Commission File Number)	(IRS Employer Identification No.)
12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⎕

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⎕

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EYES	Nasdaq
Warrants	EYESW	Nasdaq

_____________________________________________________________________________________________

Item 1.01      Entry into a Material Definitive Agreement.

On July 7, 2020, Second Sight Medical Products, Inc. (the “Company”) entered into a lease with Sylmar Biomedical Park, LLC, to lease a smaller portion of its present facility.  The new lease allows the Company to significantly reduce its rent while maintaining operations and its current address.  The term of the lease is from June 16, 2020 until December 31, 2020 and automatically renews monthly thereafter unless terminated by either party with 30 days notice.  The monthly rent is $15,931.80 inclusive of a proportionate share of the building’s maintenance cost.  The prior rent was $37,662.76, plus a proportionate share of the building’s maintenance cost, which averaged approximately $20,000 per month in 2019.  The facility will support the Company’s current staff and operations, including continuation of its Orion early feasibility study, with six subjects at UCLA and Baylor College of Medicine, and other Orion research.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2020

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ John T. Blake

By: John T. Blake

Chief Financial Officer